      As filed with the Securities and Exchange Commission on JUNE 14, 2002

                                                 REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                             APOGEE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                           04-3005815
 (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                129 MORGAN DRIVE
                          NORWOOD, MASSACHUSETTS 02062
                                 (781) 551-9450
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         APOGEE TECHNOLOGY, INC. 1997 EMPLOYEE, DIRECTOR AND CONSULTANT
                               STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                HERBERT M. STEIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             APOGEE TECHNOLOGY, INC.
                                129 MORGAN DRIVE
                          NORWOOD, MASSACHUSETTS 02062
                                 (781) 551-9450
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              MEGAN N. GATES, ESQ.
               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                                 (617) 542-6000

                            ------------------------

                                                       CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                   Proposed              Proposed
          Title of                    Amount to be                  maximum              maximum
 securities to be registered         registered (1)             offering price           aggregate                  Amount of
                                                                 per share (3)         offering price (3)       registration fee
----------------------------------------------------------------------------------------------------------------------------------
                                             8,600             $ 12.45 (4)              $   107,070             $   9.85
Common Stock, $.01 par value               491,400             $ 11.50                  $ 5,651,100             $ 519.90
                                           -------                                      -----------             --------
                                           500,000(2)                                   $ 5,758,170             $ 529.75

==================================================================================================================================

(1) The number of shares of Common Stock, $.01 par value per share ("Common Stock") stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Apogee Technology, Inc. 1997 Employee, Director and Consultant Stock Option Plan, as amended (the "Plan"). The maximum number of shares of Common Stock that may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares of Common Stock which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) The Plan was adopted by the Company in 1997 and was amended most recently on May 10, 2002. 1,050,000 shares of the Registrant's Common Stock were originally reserved for issuance under the Plan. The Registrant previously registered 974,900 of these Shares on Form S-8 (Registration File No. 333-61486) filed with the Securities and Exchange Commission (the "Commission") on May 23, 2001. On May

     10, 2002, the Plan was amended to reserve an additional 500,000 shares of Common Stock for issuance thereunder. Accordingly, a total of 1,550,000 shares of Common Stock have been reserved for issuance under the Plan. Options to purchase 1,058,600 shares of Common Stock have been granted and are outstanding under the Plan; and 491,400 shares of Common Stock remain available for grant under the Plan.

(3) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq SmallCap Market as of a date (June 10, 2002) within 5 business days prior to filing this Registration Statement.

(4) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Exercise price for the outstanding option is $12.45 per share.

===============================================================================

                                EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement relating to the Plan is effective.

         On May 23, 2001, the Registrant filed a registration statement on Form S-8 (Commission File Number 333- 61486) to register an aggregate of 974,900 shares of Common Stock reserved for issuance under the Plan. The filing of this Registration Statement increases the number of shares registered for issuance under the Plan by 500,000 shares. The contents of the previously filed registration statement relating to the Plan are incorporated by reference herein, except for the items that are set forth below. Pursuant to Instruction E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the previous registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------------------------------------------------

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (1) The Registrant's Form 10-KSB for the year ended December 31, 2001, as amended (File No. 000-30656).

         (2) The Registrant's Form 10-QSB for the three-month period ended March 31, 2002 (File No. 000-30656).

         (3) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10-SB (File No. 000-17053) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
----------------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

         Incorporated herein by reference from the Registrant's Registration Statement on Form 10-SB, as amended, File No. 000-17053.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
-----------------

         The following exhibits are filed herewith or incorporated herein by reference:

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Yohalem Gillman & Company LLP.

         (23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                (included in opinion of counsel filed as Exhibit 5).

         (24.1) Powers of Attorney (included on the signature page of this Registration Statement).

         (99.1) Apogee Technology, Inc. 1997 Employee, Director and Consultant
                Stock Option Plan, as amended.

ITEM 9.  UNDERTAKINGS.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration

         Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwood, Massachusetts on June 12, 2002.

                                      APOGEE TECHNOLOGY, INC.

                                      By: /s/ Herbert M. Stein
                                          --------------------
                                          Herbert M. Stein
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints David Spiegel and Herbert M. Stein, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Apogee Technology, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                         TITLE                                  DATE
/s/  Herbert M. Stein                              President and Chief Executive Officer           June 12, 2002
--------------------------------------             Chairman of the Board of Directors
Herbert M. Stein

/s/ David Spiegel                                  Secretary and Treasurer and Director            June 12, 2002
--------------------------------------             (principal financial and accounting officer)
David Spiegel

/s/  Dr. Anton Schrafl                             Director                                        June 12, 2002
--------------------------------------
Dr. Anton Schrafl

/s/  Sheryl Stein                                  Director                                        June 12, 2002
--------------------------------------
Sheryl Stein

/s/ Alan W. Tuck                                   Director                                        June 12, 2002
--------------------------------------
Alan W. Tuck

                             APOGEE TECHNOLOGY, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT
NUMBER        DESCRIPTION
   5          Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the
              legality of shares being registered.

  23.1        Consent of Yohalem Gillman & Company LLP.

  23.2        Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

  24.1        Powers of Attorney (included on the signature page of this Registration
              Statement).

  99.1        Apogee Technology, Inc. 1997 Employee, Director and Consultant Stock
              Option Plan, as amended.